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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 24, 2008, relating to the financial statements and financial highlights which appear in the February 29, 2008 Annual Report to Shareholders of iShares Lehman 1-3 Year Credit Bond Fund, iShares Lehman Intermediate Credit Bond Fund, iShares Lehman Credit Bond Fund, iShares Lehman Intermediate Government/Credit Bond Fund, iShares Lehman Government/Credit Bond Fund, iShares Lehman MBS Bond Fund, iShares Lehman Aggregate Bond Fund, iShares iBoxx $ High Yield Corporate Bond Fund, iShares iBoxx $ Investment Grade Corporate Bond Fund, iShares JPMorgan USD Emerging Markets Bond Fund, iShares Lehman Short Treasury Bond Fund, iShares Lehman 1-3 Year Treasury Bond Fund, iShares Lehman 3-7 Year Treasury Bond Fund, iShares Lehman 7-10 Year Treasury Bond Fund, iShares Lehman 10-20 Year Treasury Bond Fund, iShares Lehman 20+ Year Treasury Bond Fund, iShares Lehman TIPS Bond Fund, iShares S&P California Municipal Bond Fund, iShares S&P National Municipal Bond Fund, and iShares S&P New York Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
June 24, 2008